NEWS RELEASE	6140 Stoneridge Mall Road Suite 590 Pleasanton, CA 94588 925-460-3663 www.coopercos.com
CONTACT: Kim Duncan Vice President, Investor Relations ir@cooperco.com

THE COOPER COMPANIES ANNOUNCES FIRST QUARTER 2018 RESULTS

PLEASANTON, Calif., March 8, 2018 — The Cooper Companies, Inc. (NYSE: COO) today announced financial results for the fiscal first quarter ended January 31, 2018.

•	First quarter revenue increased 18% year-over-year to $590.0 million. CooperVision (CVI) revenue up 14% to $444.8 million, and CooperSurgical (CSI) revenue up 32% to $145.2 million.

•	First quarter GAAP diluted loss per share $2.50. GAAP results include a $202.0 million net charge related to the recent enactment of U.S. tax legislation.

•	First quarter non-GAAP diluted earnings per share $2.79, up 86 cents or 45% from last year’s first quarter. See “Reconciliation of GAAP Results to Non-GAAP Results” below.

Commenting on the results, Robert S. Weiss, Cooper’s president and chief executive officer said, "We're off to a very nice start this fiscal year with solid revenue growth and very strong profits. I'm excited about our continuing growth within CooperVision driven by our 1-Day silicone hydrogel and Biofinity® franchises along with our positioning with PARAGARD® at CooperSurgical. The future continues to look bright.”

First Quarter Operating Results

•	Revenue $590.0 million, up 18% from last year’s first quarter, up 4% pro forma (defined as constant currency and including acquisitions in both periods).

•
Gross margin 63% compared with 63% in last year’s first quarter. Gross margin was positively impacted by CooperVision (favorable currency and product mix) offset by CooperSurgical (negative impact of the inventory step-up associated with PARAGARD). On a non-GAAP basis, gross margin was 68% compared with 63% last year driven by improvements in both businesses.

•
Operating margin 15% compared with 18% in last year’s first quarter. The decrease was primarily the result of the acquisition of PARAGARD (amortization and inventory step-up) offset by improved operating results. On a non-GAAP basis, operating margin was 28% compared with 23% last year driven by gross margin improvements.

•	Total debt increased $1,229.8 million from October 31, 2017, to $2,402.5 million, primarily due to acquisitions led by PARAGARD.

•
Cash provided by operations $26.2 million offset by capital expenditures $51.4 million resulted in negative free cash flow of $25.2 million. Cash generation was negatively impacted by $52.7 million from the PARAGARD acquisition (primarily buildup of trade receivables) and a $42.0 million payment to the UK taxing authorities related to the DPT inquiry associated with the prior transfer of certain Sauflon related intellectual property.

First Quarter CooperVision (CVI) Operating Results

•	Revenue $444.8 million, up 14% from last year’s first quarter, up 8% in pro forma.

•	Revenue by category:

				Pro forma
	(In millions)	% of CVI Revenue	%chg	%chg
	1Q18	1Q18	y/y	y/y
Toric	$137.8	31%	14%	9%
Multifocal	46.9	11%	11%	5%
Single-use sphere	116.3	26%	17%	11%
Non single-use sphere, other	143.8	32%	14%	4%
Total	$444.8	100%	14%	8%
•Revenue by geography:

				Pro forma
	(In millions)	% of CVI Revenue	%chg	%chg
	1Q18	1Q18	y/y	y/y
Americas	$169.1	38%	4%	3%
EMEA	177.9	40%	23%	9%
Asia Pacific	97.8	22%	20%	15%
Total	$444.8	100%	14%	8%

•
Gross margin 66% compared with 63% in last year’s first quarter. On a non-GAAP basis, gross margin was 67% vs. 63% last year. Gross margin was positively impacted primarily by currency and favorable product mix.

First Quarter CooperSurgical (CSI) Operating Results

•	Revenue $145.2 million, up 32% from last year’s first quarter, down 6% pro forma.

•	Revenue by category:

				Pro forma
	(In millions)	% of CSI Revenue	%chg	%chg
	1Q18	1Q18	y/y	y/y
Office and surgical products	$88.2	61%	66%	(6)%
Fertility	57.0	39%	—%	(5)%
Total	$145.2	100%	32%	(6)%

•
Gross margin 54% compared with 61% in last year’s first quarter. Gross margin was negatively impacted primarily by the inventory step-up associated with the PARAGARD acquisition. On a non-GAAP basis, gross margin was 69% vs. 62% last year, driven primarily by the addition of PARAGARD.

Fiscal Year 2018 Guidance
The Company updated its fiscal year 2018 guidance. Details are summarized as follows:

•	Fiscal 2018 total revenue $2,510 - $2,560 million

-	CVI revenue $1,865 - $1,900 million

-	CSI revenue $645 - $660 million

•	Fiscal 2018 non-GAAP diluted earnings per share of $11.70 - $11.90
Non-GAAP diluted earnings per share guidance excludes impact of U.S. tax reform, amortization of intangible assets and other costs including integration expenses which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.

Reconciliation of GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:

•
We exclude the effect of amortization of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions.

•
We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition and integration expenses include items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.

•
We exclude other exceptional or unusual charges or expenses.  These can be variable and difficult to predict, such as certain litigation expenses and product transition costs, and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.

•
We report revenue growth using the non-GAAP financial measure of pro forma which includes constant currency revenue and revenue from acquisitions in both periods. Management also presents and refers to constant currency information so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year. To report pro forma revenue growth, we include revenue for the comparison period when we did not own recently acquired companies.

•
We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash flows that are available for repayment of debt, repurchases of our common stock or to fund our strategic initiatives. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended January 31,
	2018			2018	2017			2017
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$219.1	$(27.6)	A	$191.5	$186.7	$(1.3)	A	$185.4
Operating expense excluding amortization	$244.7	$(8.9)	B	$235.8	$204.9	$(5.0)	B	$199.9
Amortization of intangibles	$36.0	$(36.0)	C	$—	$16.8	$(16.8)	C	$—
Interest Expense	$18.4	$(1.7)	D	$16.7	$7.3	$—		$7.3
Other (income) expense, net	$(3.0)	$—		$(3.0)	$3.3	$(0.2)	E	$3.1
Provision for income taxes	$197.3	$(186.4)	F	$10.9	$4.3	$3.8	F	$8.1
Diluted (loss) earnings per share attributable to Cooper stockholders	$(2.50)	$5.29		$2.79	$1.53	$0.40		$1.93
Diluted weighted average common shares	48.9			49.6	49.4			49.4

A
Fiscal 2018 GAAP cost of sales includes $5.6 million of costs in CooperVision primarily related to the impact of Hurricane Maria on our Puerto Rico manufacturing facility and other manufacturing related costs and $22.0 million in CooperSurgical primarily related to the PARAGARD inventory step-up release, resulting in fiscal 2018 GAAP gross margin of 63% as compared to fiscal 2018 non-GAAP gross margins of 68%. Our fiscal 2017 GAAP cost of sales includes $0.6 million of facility start-up costs in CooperVision; and $0.7 million of integration costs in CooperSurgical resulting in fiscal 2017 GAAP gross margin of 63% as compared to fiscal 2017 non-GAAP gross margin of 63%.

B
Fiscal 2018 GAAP operating expense comprised of $8.9 million in charges primarily due to acquisition and integration activities in CooperSurgical and CooperVision. Our fiscal 2017 GAAP operating expense includes $5.0 million in charges primarily due to acquisition and integration activities in CooperSurgical.

C
Amortization expense was $36.0 million and $16.8 million for the fiscal 2018 and 2017 periods, respectively. Items A, B and C resulted in fiscal 2018 GAAP operating margin of 15% as compared to fiscal 2018 non-GAAP operating margin of 28%, and fiscal 2017 GAAP operating margin of 18% as compared to fiscal 2017 non-GAAP operating margin of 23%.

D	Fiscal 2018 interest expense includes $1.7 million of bridge loan termination fees related to CooperSurgical's PARAGARD acquisition.
E	Represent the loss on foreign exchange forward contracts related to an acquisition.
F	Represent a one-time U.S. tax reform impact in fiscal 2018 and the increases in the provision for income taxes that arise from the impact of the above adjustments.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss its fiscal first quarter 2018 financial results and current corporate developments. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the "Investor Relations" section of The Cooper Companies’ website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on March 8, 2018 through March 15, 2018. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 266737.

About The Cooper Companies
The Cooper Companies, Inc. ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE:COO). Cooper is dedicated to being A Quality of Life Company™ with a focus on delivering shareholder value. Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of families with its diversified portfolio of products and services focusing on women’s health, fertility and diagnostics. Headquartered in Pleasanton, CA, Cooper has more than 11,000 employees with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995.  Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements which are other than statements of historical fact, including our 2018 Guidance and all statements regarding acquisitions including the acquired companies’ financial position, market position, product development and business strategy, expected cost synergies, expected timing and benefits of the transaction, difficulties in integrating entities or operations, as well as estimates of our and the acquired entities’ future expenses, sales and diluted earnings per share are forward looking. In addition, all statements regarding anticipated growth in our revenue, anticipated effects of any product recalls, anticipated market conditions, planned product launches and expected results of operations and integration of any acquisition are forward-looking.  To identify these statements look for words like "believes," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases.  Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the United Kingdom’s election to withdraw from the European Union; changes in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, United States and other countries with proposed changes to tax laws, some of which may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; our existing indebtedness and associated interest expense, most of which is variable and impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our revenues and earnings; acquisition-related adverse effects including the failure to successfully obtain the anticipated revenues, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to integration of acquisitions, natural disasters, system upgrades or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry specifically and the medical device or pharmaceutical industries generally; compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of third party information, such as HIPAA in the U.S. and the pending General Data Protection Regulation requirements which are to take effect in Europe on May 25, 2018, including but not limited to those resulting from data security breaches; legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs and expenses related to product recalls and warning letters; failure to receive, or delays in receiving, U.S. or foreign regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; changes in accounting principles or estimates; environmental risks; and other events described in our Securities and Exchange Commission filings, including the “Business” and “Risk Factors” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2017, as such Risk Factors may be updated in quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	January 31, 2018	October 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$91.7	$88.8
Trade receivables, net	413.8	316.6
Inventories	506.3	454.1
Other current assets	163.7	93.7
Total current assets	1,175.5	953.2
Property, plant and equipment, net	952.0	910.1
Goodwill	2,454.4	2,354.8
Other intangibles, net	1,587.8	504.7
Deferred tax assets	22.5	60.3
Other assets	76.4	75.6
	$6,268.6	$4,858.7

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$29.6	$23.4
Other current liabilities	386.1	372.7
Total current liabilities	415.7	396.1
Long-term debt	2,372.9	1,149.3
Deferred tax liabilities	40.8	38.8
Long-term tax payable	176.4	—
Accrued pension liability and other	106.4	98.7
Total liabilities	3,112.2	1,682.9
Stockholders’ equity	3,156.4	3,175.8
	$6,268.6	$4,858.7

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of (Loss) Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended January 31,
	2018	2017
Net sales	$590.0	$499.1
Cost of sales	219.1	186.7
Gross profit	370.9	312.4
Selling, general and administrative expense	225.9	188.6
Research and development expense	18.8	16.3
Amortization of intangibles	36.0	16.8
Operating income	90.2	90.7
Interest expense	18.4	7.3
Other (income) expense, net	(3.0)	3.3
Income before income taxes	74.8	80.1
Provision for income taxes	197.3	4.3
Net (loss) income attributable to Cooper stockholders	$(122.5)	$75.8

Diluted (loss) earnings per share attributable to Cooper stockholders	$(2.50)	$1.53

Number of shares used to compute (loss) earnings per share attributable to Cooper stockholders	48.9	49.4

Soft Contact Lens Revenue Update

Worldwide Manufacturers' Soft Contact Lens Revenue (U.S. dollars in millions; constant currency; unaudited)

	Calendar 4Q17			Calendar 2017
		Market	CVI		Market	CVI
	Market	Change	Change	Market	Change	Change
Sales by Modality
Single-use	$965	10%	11%	$3,800	12%	14%
Other	930	1%	3%	3,810	—%	4%
WW Soft Contact Lenses	$1,895	5%	5%	$7,610	5%	7%

Sales by Geography
Americas	$790	4%	(3)%	$3,265	4%	3%
Asia Pacific	595	7%	17%	2,300	8%	15%
EMEA	510	6%	10%	2,045	6%	9%
WW Soft Contact Lenses	$1,895	5%	5%	$7,610	5%	7%

Note: This data is compiled using gross product sales.
Source: Management estimates and independent market research

COO-E

Source: The Cooper Companies, Inc.